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                                                                    Exhibit 1(c)

                                LANDMARK FUNDS I
                            CERTIFICATE OF AMENDMENT
                             TO DECLARATION OF TRUST

         The undersigned, constituting a majority of the Trustees of Landmark Funds I (the "Trust"), a business trust organized under the laws of the Commonwealth of Massachusetts, pursuant to a Declaration of Trust dated April 13, 1984, as amended and restated (the "Declaration"), do hereby certify, as provided by the provisions of the second sentence of Section 9.3(a) of the Declaration, by vote duly adopted by a majority of the shareholders of CitiSelect(SM) Folio 100, a series of the Trust, and by a majority of the Trustees on March 27, 1997, that Section 3.2 of the Declaration was duly amended by adding the following paragraph (e) immediately following paragraph (d) thereof:

         "(d) Notwithstanding any other provision of this Declaration to the contrary, the Trustees shall have the power in their discretion without any requirement of approval by shareholders to either invest all or a portion of the Trust Property of CitiSelect(SM) Folio 100, or sell all or a portion of such Trust Property and invest the proceeds of such sales, in another investment company or one or more investment companies that are part of the same "group of investment companies" (as defined in Section 12(d)(1)(G) of the 1940
                  Act) as the Trust and CitiSelect(SM) Folio 100.

         IN WITNESS WHEREOF, the undersigned have executed this Certificate this 27th day of March, 1997.



/s/ H.B. Alvord                          /s/ Philip W. Coolidge
--------------------                         ------------------------
H.B. ALVORD                                  PHILIP W. COOLIDGE

/s/ Riley C. Gilley                      /s/ Diana R. Harrington
--------------------                         ------------------------
RILEY C. GILLEY                              DIANA R. HARRINGTON

/s/ Susan B. Kerley                      /s/ C. Oscar Morong, Jr.
--------------------                         ------------------------
SUSAN B. KERLEY                              C. OSCAR MORONG, JR.

/s/ E. Kirby Warren                      /s/ William S. Woods, Jr.
--------------------                         ------------------------
E. KIRBY WARREN                              WILLIAM S. WOODS, JR.